Exhibit 3.1
GROVE COLLABORATIVE HOLDINGS, INC.

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), Grove Collaborative Holdings, Inc. (the “Corporation”), a public benefit corporation organized and existing under the DGCL, in accordance with the provisions of Section 103 thereof, does hereby certify that:

Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board of Directors, on August 11, 2023, in accordance with Section 151(g) of the DGCL, duly adopted the following resolution establishing a series of 10,000 shares of the Corporation’s preferred stock (the “Preferred Stock”), par value
$0.0001 per share, to be designated as its Series A Convertible Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby establishes a series of Series A Convertible Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1.Designation; Number of Shares.

(a)There shall be created from the 100,000,000 shares of Preferred Stock authorized to be issued by the Certificate of Incorporation, a series of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), and the authorized number of shares of Preferred Stock constituting the Series A Preferred Stock shall be 10,000.

(b)The Series A Preferred Stock shall rank prior and superior to all of the Class A Common Stock, Class B Common Stock and any other capital stock of the Corporation with respect to the preferences as to dividends, distributions and payments upon a Liquidation Transaction (as defined below). The rights of the shares of Class A Common Stock, Class B Common Stock and other capital stock of the Corporation shall be of junior rank to and subject to the preferences and relative rights of the Series A Preferred Stock.

2.Dividends.

(a)The holders of then outstanding shares of Series A Preferred Stock shall be entitled to receive, only when, as and if declared by the Board of Directors, out of any funds and assets legally available therefor, dividends at the rate of 6% per annum of the Series A Original Issue Price (as defined below) for each share of Series A Preferred Stock, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of Class A Common Stock payable in shares of Class A Common Stock). The dividends on shares of Series A Preferred Stock pursuant to the preceding sentence of this Section 2(a) shall accrue from day to day, whether or not declared, and shall be cumulative, provided, however, such accruing dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such accruing dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Class A Common Stock payable in shares of Class A Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Designation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of aggregate accruing dividends pursuant to the first sentence of this Section 2(a) declared by the Board of Directors and previously unpaid and (ii)(A) in the case of a dividend on Class A Common Stock or any class or series that is convertible into Class A Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Class A Common Stock and (2) the number of shares of Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend (without regard to any restrictions or limitations on conversion) or B) in the case of a dividend on any class or series that is not convertible into Class A Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 2(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

(b)In the event the Corporation shall declare a distribution on the Class A Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution pursuant to this Section 2(b) as though they were the holders of the number of shares of Class A Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible based on the then-effective Conversion Price (without regard to any restrictions or limitations on conversion) as of the record date fixed for the determination of the holders of the Class A Common Stock of the Corporation entitled to receive such distribution.

(c)The holders of the Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

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3.Liquidation Preferences.

(a)Upon any Liquidation Transaction, whether voluntary or involuntary, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to stockholders, whether such assets are capital, surplus or earnings, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Class A Common Stock, Class B Common Stock or of any other stock or equity security, an amount in cash, equal to the greater of (i) $1,000.00 per share of Series A Preferred Stock (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (as adjusted, the “Series A Original Issue Price”) held by such holder plus any declared but unpaid dividends to which such holder of outstanding shares of Series A Preferred Stock is then entitled, if any, or (ii) the amount each holder of a share of Series A Preferred Stock would be entitled to receive had all shares of Series A Preferred Stock been converted into shares of Class A Common Stock based on the then- effective Conversion Price (without regard to any restrictions or limitations on conversion) immediately prior to such Liquidation Transaction (the amount payable pursuant to this sentence is referred to herein as the “Series A Liquidation Preference Amount”). If, upon any Liquidation Transaction, the funds legally available for distribution to all holders of the Series A Preferred Stock shall be insufficient to permit the payment to all such holders of the full Series A Liquidation Preference Amount, then the entire funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amounts to which they are entitled under this Section 3(a).

(b)Upon any Liquidation Transaction, after payment in full of the distribution required by Section 3(a) above, if any assets remain in the Corporation, the holders of the Class A Common Stock shall be entitled to receive all of the remaining assets and funds legally available therefor distributed ratably among the holders of the Class A Common Stock based on the number of shares of Class A Common Stock then held by each holder.

(c)Unless waived by the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a separate class (the “Preferred Majority”), the following shall be deemed to constitute a Liquidation Transaction: (i) any acquisition of the Corporation by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group or affiliated persons and in which the holders of capital stock of the Corporation hold less than a majority of the voting power of the surviving entity and (ii) any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets of the Corporation and its subsidiaries (each of such transactions in clause (i) and (ii), together with an actual liquidation, dissolution or winding up of the Corporation, a “Liquidation Transaction”), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of the Corporation’s incorporation or
(y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than shares of the Corporation and that will have securities with rights preferences, privileges and restrictions substantially similar to those of the Corporation and that are owned in substantially

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the same proportions by the persons who held such securities of the Corporation, in each case immediately prior to such transaction.

(d)At least ten (10) days prior to the occurrence of any Liquidation Transaction, the Corporation will furnish each holder of the Series A Preferred Stock notice at the address for such holder on record with the Corporation or the transfer agent of the Series A Preferred Stock in accordance with Section 6(o) hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail the terms of such Liquidation Transaction, stating in detail to the extent known (if such amounts are not known at the time of such notice, the Board of Directors shall in good faith determine an approximate amount) the amount(s) per share of the Series A Preferred Stock each holder of the Series A Preferred Stock would receive pursuant to the provisions of Section 3 hereof and stating in reasonable detail the facts and assumptions upon which such amounts were determined.

(e)Unless otherwise provided in the definitive documents relating to such Liquidation Transaction, any securities or other consideration to be delivered to the holders of the Corporation’s capital stock in connection with a Liquidation Transaction shall be valued as follows:

(i)If traded on a nationally recognized securities exchange or interdealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) business days prior to the closing;

(ii)If traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing; and

(iii)If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

4.Redemption.

(a)Unless prohibited by Delaware law governing distributions to stockholders, shares of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the Series A Original Issue Price, plus any declared but unpaid dividends to which such holder of outstanding shares of Series A Preferred Stock is then entitled, if any (the “Redemption Price”), subject to the terms and conditions set forth in this Section 4. Redemptions of Series A Preferred Stock (if any) shall occur not more than 60-days following the delivery of a written notice to the Corporation by the Preferred Majority (the “Redemption Request”) following the 7th anniversary of the Closing Date (as defined in the Subscription Agreement). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The Series A Preferred Stock shall be subject to redemption under this Section 4(a) on the 60th day after delivery of a Redemption Request, or such earlier date as selected by the Corporation (the “Redemption Date”). If, on the Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A

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Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(b)The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Preferred Stock not less than 30 calendar days prior to the Redemption Date. The Redemption Notice shall state:

(i)the number of shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii)the Redemption Date and the Redemption Price;

(iii)for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(c)On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

(d)If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

5.Voting Rights; Directors.

(a)Each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Series A Preferred Stock are then convertible based on the Conversion Price as of the record date for determining stockholders entitled to vote on such matter and shall have voting rights and powers

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equal to the voting rights and powers of the Class A Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Class A Common Stock as a single class) and shall be entitled to notice of any such stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Class A Common Stock into which shares of Series A Preferred Stock held by each holder are convertible as of the applicable record date) shall be rounded down to the nearest whole number. Notwithstanding the foregoing, no holder of Series A Preferred Stock may exercise its voting rights thereof in excess of the Change of Control Cap or the Exchange Cap, each as defined herein, or on an as converted basis that would exceed the voting power of such shares based upon a Conversion Price below the Minimum Price (as defined by Section 312.04(i) of the NYSE Listed Company Manual) as of the date of the Subscription Agreement.

(b)For so long as an original purchaser of the Series A Preferred Stock beneficially holds 20% or more of the shares of Class A Common Stock (calculated on as- converted basis based on the Conversion Price (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like)) such purchaser acquired pursuant to the Subscription Agreement, such purchaser shall have the right to designate up to one director for election to the Board of Directors as a Class I Director.

6.Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

(a)Right to Convert; Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock equal to the sum of (i) the amount determined by dividing (x) the Series A Original Issue Price plus any declared but unpaid dividends to which such share of Series A Preferred Stock is then entitled by (y) the then-effective Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion or notice is provided for non-certificated shares and (ii) the Subsequent Issuance Share Adjustment; provided, however, that no conversion of shares of Series A Preferred Stock into Class A Common Stock shall exceed the Change of Control Cap and the Exchange Cap. The “Conversion Price” for shares of Series A Preferred Stock shall initially be $2.11 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) per share.

(b)Mandatory Conversion. Upon the earlier of (i) the VWAP Target, (ii) the Warrant Exercise, and (iii) the Cheng Board Trigger, the Corporation may, in its sole discretion, upon 5 business days prior written notice, force the conversion (the “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Series A Preferred Stock (including any declared but unpaid dividends to which such shares of Series A Preferred Stock are then entitled) at the Conversion Price. Mandatory Conversion of such shares will occur automatically and without the need for any action on the part of the holders, and the shares of Class A Common Stock due upon such Mandatory Conversion will be registered in the name of the applicable holder. In the event the number of shares of Class A Common Stock to be issued to a holder in connection with such Mandatory Conversion would exceed the Change of Control Cap or the Exchange Cap, the Company shall issue to such holder a number of shares of Class A Common Stock not to

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exceed the Change of Control Cap and the Exchange Cap (such number of shares of Class A Common Stock in excess of such caps, the “Excess Shares”). In lieu of delivering the remaining shares of Class A Common Stock to such holder, the Company shall issue and deliver to such holder a pre-funded warrant in the form attached hereto as Annex A to purchase the Excess Shares (the “Pre-Funded Warrants”). In the event that Pre-Funded Warrants are issued in connection with a Mandatory Conversion, the Corporation will use commercially reasonable efforts to seek, and the Board of Directors shall recommend, such approval from its stockholders at its next special or annual meeting of stockholders to approve the issuance of the Excess Shares and, if such approval is not received, the Corporation will seek such approval from its stockholders annually until such approval is received.

(c)Exchange Cap. No shares of Class A Common Stock will be issued or delivered upon conversion of any Series A Preferred Stock, and no Series A Preferred Stock will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would cause the aggregate number of shares of Class A Common Stock that would be issued pursuant to the Subscription Agreement and the transactions contemplated thereby to exceed the greater of (i) 19.99% of the voting power or number of shares of Class A Common Stock, issued and outstanding immediately prior to the execution of the Subscription Agreement, which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Class A Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Subscription Agreement under applicable NYSE rules and (ii) the percentage permitted under the stockholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual (such maximum number of shares, the “Exchange Cap”).

(d)Change of Control Cap. No Series A Preferred Stock will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility, when aggregated with any shares of Class A Common Stock then beneficially owned by the holder of such shares (as beneficial ownership is determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in a “change of control” of the Corporation under applicable NYSE rules (the “Change of Control Cap”).

(e)Mechanics of Conversion. Before any holder of the Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, to the extent such shares of Series A Preferred Stock are certificated, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation with the form of conversion notice attached hereto as Annex B at such office that such holder elects to convert the same and shall state therein the name or names in which he, she or it wishes the book entry or book entries for shares of Class A Common Stock to be issued. The Corporation shall, as soon as reasonably practicable thereafter, and in any event within two business days (except to the extent of delays not caused by the Corporation), make or cause its transfer agent to make an appropriate book entry, and shall promptly pay to the holder thereof, in cash or, to the extent sufficient funds are not then legally available therefor, in Class A Common Stock (at the then-effective Conversion Price), any accrued and unpaid dividends on the shares of Series A Preferred Stock being so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or

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persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

(f)Adjustments to Conversion Price for Certain Diluting Issuances.

(i)No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Class A Common Stock unless the consideration per share (determined pursuant to Section 6(f)(iv) hereof) for an Additional Share of Class A Common Stock issued or deemed to be issued by the Corporation is less than the then- effective Conversion Price on the date of, and immediately prior to such issue.

(ii)Deemed Issue of Additional Shares of Class A Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Class A Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Class A Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Class A Common Stock are deemed to be issued:

(1)no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Class A Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange or the expiration of any Options or rights related to such Convertible Securities or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities or Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such Options or rights or upon

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the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such Convertible Securities; and

(4)no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date immediately prior to making such original adjustment, or (b) if there have been adjustments made to the Conversion Price between the original adjustment date and such readjustment date, the Conversion Price that has resulted from any issuance of Additional Shares of Class A Common Stock between the original adjustment date and such readjustment date.

(iii)Adjustment of Conversion Price Upon Issuance of Additional Shares of Class A Common Stock. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Class A Common Stock, including Additional Shares of Class A Common Stock deemed to be issued pursuant to Section 6(f)(ii) without consideration or for a consideration per share less than the Conversion Price on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by:

(1)multiplying the then-effective Conversion Price by a fraction, (A) the numerator of which shall be the number of shares of Fully Diluted Capitalization plus the number of shares of Class A Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Class A Common Stock so issued would purchase at the then-effective Conversion Price, and (B) the denominator of which shall be the Fully Diluted Capitalization plus the number of such Additional Shares of Class A Common Stock so issued (the result of the foregoing shall be the new “Conversion Price” immediately following the issue of the Additional Shares of Class A Common Stock).

Notwithstanding the foregoing, no adjustment of the Conversion Price pursuant to this Section 6(f)(ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price immediately prior to such adjustment.

(iv)Determination of Consideration. For purposes of this Section 6(f), the consideration received by the Corporation for the issue of any Additional Shares of Class A Common Stock shall be computed as follows:

(1)Cash and Property. Such consideration shall:

(A)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B)insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C)in the event Additional Shares of Class A Common Stock are issued together with other shares or securities or other assets of the Corporation for

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consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Class A Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2)Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Class A Common Stock deemed to have been issued pursuant to Section 6(f)(ii), relating to Options and Convertible Securities shall be determined by dividing:

(A)the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(g)Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Class A Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Class A Common Stock payable in Class A Common Stock or in any right to acquire Class A Common Stock for no consideration without a corresponding dividend declared or paid to the holders of Series A Preferred Stock, or shall effect a subdivision of the outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Class A Common Stock or in any right to acquire Class A Common Stock), or in the event the outstanding shares of Class A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Class A Common Stock without a corresponding subdivision or combination of shares of Series A Preferred Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Class A Common Stock payable in any right to acquire Class A Common Stock for no consideration without a corresponding dividend or other distribution to holders of Series A Preferred Stock then the Corporation shall be deemed to have made a dividend payable in Class A Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Class A Common Stock.

(h)Adjustments for Reclassifications, Reorganizations, Mergers or Consolidations. If the Class A Common Stock issuable upon conversion of Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, merger, consolidation or otherwise (other than a subdivision or combination of shares provided for in Section 6(h) above or a Liquidation Transaction), provision shall be made so that, concurrently with the effectiveness of

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such transaction, the shares of Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Class A Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Class A Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

(i)Issuance of Class A Common Stock in the Subsequent Issuance. Any provision herein to the contrary notwithstanding, in the event the Corporation, at any time after the Original Issue Date, issues shares of Class A Common Stock as part of the Subsequent Issuance, then and in such event, the Subsequent Issuance Share Adjustment shall be adjusted to equal, concurrently with the Subsequent Issuance, to a number of shares of Class A Common Stock determined by the product of (i) the number of shares of Class A Common Stock one share of Preferred Stock is convertible into (based on the then-effective Conversion Price), (ii) the Dilution Percentage, and (iii) Dilution Proportion (the result of the foregoing shall be the new “Subsequent Issuance Share Adjustment” immediately following the issue of the Subsequent Issuance).

(j)Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the relevant facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then-effective Conversion Price, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

(k)Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Class A Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to effect any reclassification or recapitalization of its Class A Common Stock outstanding involving a change in the Class A Common Stock; or (iii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock: (1) at least ten (10) days prior written notice of the date on which a record shall be taken for such dividend, distribution rights (and specifying the date on which the holders of the Class A Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (ii) and (iii) above; and (2) in the case of the matters referred to in (ii) and (iii) above, at least ten (10) days prior written notice of the date when the consummation of same shall take place (and specifying the date on which the holders of the Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon the occurrence of such event).

(l)Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common

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Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(m)Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(n)Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be in writing and shall deemed sufficient, in each case upon confirmation of delivery, when delivered personally or by overnight courier or sent by facsimile, or after being deposited in the mail, postage prepaid as certified or registered mail, and addressed to each holder of record at his or its address appearing on the books of the Corporation. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively on behalf of all holders of Series A Preferred Stock by the vote or written consent of the Preferred Majority.

(o)Special Definitions. For purposes of this Section 6, the following definitions apply:

(1)“Additional Shares of Class A Common Stock” shall mean all shares of Class A Common Stock issued (or, pursuant to Section 6(f)(ii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

(A)shares of Class A Common Stock issuable or issued (including restricted stock units) to officers, directors, employees, consultants, advisors or contractors of the Corporation pursuant to stock options, stock purchase plans or other equity incentive plans on terms approved by the Board of Directors, including inducement plans;

(B)shares for which adjustments of the Conversion Price, as applicable, is made pursuant to Section 6(h) or 6(i);

(C)shares of Class A Common Stock issuable or issued upon the conversion of shares of Series A Preferred Stock or as a dividend or distribution on the Series A Preferred Stock or pursuant to the Subscription Agreement;

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(D)shares of Class A Common Stock issuable or issued upon the conversion of Convertible Securities outstanding as of the Original Issue Date;

(E)shares of Class A Common Stock issuable or issued as part of the Subsequent Structural Issuance or the Subsequent Avenue Issuance;

(F)shares of Class A Common Stock issuable or issued in connection with strategic partnerships or to suppliers or third party service providers in connection with the provision of goods or services, in each case approved by the Board of Directors;

(G)shares of Class A Common Stock issuable or issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; provided that such issuances are approved by the Board of Directors;

(H)shares of Class A Common Stock for which adjustment of the Conversion Price has been specifically waived in writing by the Preferred Majority; or

(I)shares of Class A Common Stock issued or issuable banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors.

(2)“Cheng Board Trigger” means the date that Larry Cheng ceases to serve as director on the Board of Directors except if such cessation of service is caused by (i) the death or disability of Larry Cheng, (ii) the failure of the Board of Directors (or a committee thereof) to nominate Larry Cheng to stand for election to the Board of Directors, or (iii) Larry Cheng is not elected or reelected to the Board of Directors by the Corporation’s stockholders.

(3)“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Class A Common Stock.

(4)“Dilution Percentage” shall mean the quotient of:

(A)The Subsequent Issuance Shares divided by;

(B)The Fully Diluted Capitalization.

(5)“Dilution Proportion” shall mean twenty percent (20%).

(6)“Fully Diluted Capitalization” means the Class A Common Stock outstanding immediately prior to the issuance triggering an adjustment. The number of shares of Class A Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all outstanding shares of Preferred Stock (based on the then-effective Conversion Price) and all Convertible Securities had been fully converted into

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shares of Class A Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Class A Common Stock, if so convertible) as of such date.

(7)“Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Class A Common Stock or Convertible Securities.

(8)“Original Issue Date” shall mean the first date on which a share of Series A Preferred Stock was issued by the Corporation.

(9)“Subscription Agreement” means that certain Subscription Agreement, by and between the Corporation and Volition Capital Fund IV, L.P., dated as of August 11, 2023.

(10)“Subsequent Avenue Issuance” shall mean all shares of Class A Common Stock issued by the Corporation pursuant to that certain Security Issuance Agreement, entered into December 21, 2022, by and between the Corporation and Avenue Sustainable Solutions Fund, L.P.

(11)“Subsequent Issuance” shall mean the Subsequent Structural Issuance and the Subsequent Avenue Issuance, collectively.

(12)“Subsequent Issuance Share Adjustment” shall initially be equal to zero and shall be adjusted as set forth in Section 6(i) upon the occurrence of a Subsequent Issuance.

(13)“Subsequent Issuance Shares” shall mean the number of shares issued in Subsequent Issuance.

(14)“Subsequent Structural Issuance” shall mean all shares of Class A Common Stock issued, or deemed to be issued, by the Corporation pursuant to that certain Security Issuance Agreement, entered into on December 21, 2022, by and among the Corporation, Structural Capital Investments III, LP, Structural Capital Holdings III, LP, Structural Capital Investments IV, LP, Structural Capital Holdings IV, LP, and Series PCI Grove, a series of Structural Capital Primary Co-Investment Fund, LP.

(15)“VWAP Target” means the volume-weighted average price of the Class A Common Stock over the prior period of 180 consecutive calendar days is greater than $10.55 per share (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Class A Common Stock).

(16)“Warrant Exercise” means the exercise, in full or in part, of Warrant 1 (as defined in the Subscription Agreement).

7.Restrictions and Limitations.

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(a)For so long as at least 50% of the shares of Series A Preferred Stock (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) originally issued pursuant to the Subscription Agreement remain outstanding, the Corporation shall not (whether effected, directly or indirectly, by means of an amendment, merger, consolidation, reorganization, reclassification or otherwise), without first obtaining the affirmative vote or written consent of the Preferred Majority:

(i)amend, modify or alter (A) this Certificate of Designation or (B) the Certificate of Incorporation (including by filing any new certificate of designation or elimination) or the Bylaws of the Corporation, in each case with respect to this clause (B) in a manner that adversely affects the rights, preference or privileges of the Series A Preferred Stock;

(ii)increase or decrease the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock;

(iii)authorize, create, issue or obligate itself to issue (by reclassification, merger or otherwise) any capital stock (or any class or series thereof) that has any rights, preferences or privileges senior to, or on a parity with, the Series A Preferred Stock (a “New Security”) unless the holders of Series A Preferred Stock are offered the opportunity to participate in the offering of the New Security pursuant to Section 9.2 of the Subscription Agreement; or

(iv)authorize, create, issue or obligate itself to issue, assume, incur or guarantee any indebtedness, that is not included in the Corporation’s budget approved by the Board of Directors or otherwise approved by the Board of Directors other than (1) the issuance of up to an aggregate of $2,500,000 of indebtedness or (2) trade payables incurred in the ordinary course of business.

8.Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived prospectively or retrospectively on behalf of all holders of Series A Preferred Stock by the vote or written consent of the Preferred Majority.

9.No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Chief Executive Officer on August 11, 2023.

GROVE COLLABORATIVE HOLDINGS, INC.

By:

/s/ Stuart Landesberg

Name: Stuart Landesberg
Title: Chief Executive Officer

ANNEX A FORM OF WARRANT

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

GROVE COLLABORATIVE HOLDINGS, INC.

PRE-FUNDED WARRANT TO PURCHASE CLASS A COMMON STOCK

Number of Shares: [ ] (subject to adjustment)
Warrant No.    Original Issue Date: [ ]

Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_] or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [_] shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.0001 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Class A Common Stock (including any Pre-Funded Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through the earlier of (a) the date on which this Warrant is exercised in full and (b) a Liquidation Transaction (the “Expiration Date”), and subject to the following terms and conditions:

10.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement, dated August 11, 2023 (as amended, the “Subscription Agreement”), among the Company and the purchaser signatory thereto. In addition, for the purposes of this Warrant, the following terms shall have the following meanings:

(a)“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)“Attribution Parties” means, with respect to any Person, any other Person (including any other Persons with whom the first Person is deemed to be acting with together as a group) whose beneficial ownership would be aggregated with such first Person’s (including by aggregation with one or more other Attribution Parties) for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)“Liquidation Transaction” has the meaning set forth in the Company’s certificate of designations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware, as in effect immediately prior to the Forced Conversion (the “Certificate of Designations”).

(e)“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f)“Trading Day” means any day on which the Class A Common Stock is traded for any period on the New York Stock Exchange, or if the Class A Common Stock is no longer listed on the New York Stock Exchange on the other United States securities exchange or market on which the Class A Common Stock is then being principally traded. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

(g)“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successor exchanges of any of the foregoing).

(h)“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

11.Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

12.Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant

Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Class A Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide such customary representations and certifications as are reasonably necessary and customarily required in connection with the transfer of “restricted securities” in compliance with the federal securities laws under similar circumstances.

13.Exercise and Duration of Warrants.

(a)All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding, provided, however, that upon the expiration of this Warrant in connection with a Liquidation Transaction, the Company shall promptly deliver to the Holder all securities, cash or property due pursuant to Sections 9(b) and 9(c), net of the applicable Exercise Price, as if this Warrant were exercised on a cashless basis. Notwithstanding the foregoing, to the extent that the Holder is prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, then the exercise of this Warrant (and expiration, if applicable) shall be tolled until the satisfaction, termination or expiration of such waiting periods.

(b)The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

14.Delivery of Warrant Shares.

(a)Upon exercise of this Warrant, the Company shall promptly (but in no event than two Trading Days after the Exercise Date or such shorter time period as then represents the standard settlement period for the Company’s primary trading market or quotation system with respect to the Class A Common Stock that is in effect on the date of delivery of an applicable Exercise Notice), make or cause the Transfer Agent to make an appropriate book entry reflecting such aggregate number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s account, which entry will bear such legend(s) as are reasonably necessary and customarily under the federal securities laws to the extent that the Warrant Shares have not been registered for resale pursuant to an effective registration statement. The Holder, or any natural person or legal entity (each, a “Person”) permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(b)To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Class A Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

15.Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Class A Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

16.Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

17.Reservation of Warrant Shares. The Company covenants that it will at all times while this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Class A Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Class A Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Class A Common Stock may be listed.

18.Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 9.

(a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Class A Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Class A Common Stock, (ii) subdivides its outstanding shares of Class A Common Stock into a larger number of shares of Class A Common Stock, (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Class A Common Stock of the Company, then in each such case the number of Warrant Shares then underlying this Warrant shall be divided by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Class A Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Class A Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the

Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(c)Liquidation Transactions. If, at any time while this Warrant is outstanding the Company effects a Liquidation Transaction, then following such Liquidation Transaction the Holder shall have the right to receive upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Liquidation Transaction if it had been, immediately prior to such Liquidation Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Liquidation Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below for the Alternate Consideration or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous of a Liquidation Transaction type.

(d)Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 9, the number of shares of Class A Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Class A Common Stock (excluding treasury shares, if any) issued and outstanding.

(e)Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)Notice of Corporate Events. If, while this Warrant is outstanding, (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Class A Common Stock, (iii) the Company shall authorize the granting to all holders of the Class A Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Class A Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or property or other Liquidation Transaction, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the

Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Class A Common Stock of record shall be entitled to exchange their shares of the Class A Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material non-public information regarding the Company or any of the Subsidiaries, the Company shall promptly disclose such material non-public information with the Commission pursuant to a Current Report on Form 8-K.

19.Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation); and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). Except as set forth in Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

20.Limitations on Exercise.

(a)Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with its Attribution Parties collectively would beneficially own in excess of the greater of (i) 19.99% and (ii) the percentage permitted under the shareholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual, without approval of the Company’s stockholders (the greater of (i) and (ii), the “Maximum Percentage”) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise. For purposes of the preceding sentences, the aggregate number of shares of Class A Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Class A Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Class A Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other warrants issued concurrently herewith) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 11(a). For purposes of this Section 11(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated by the SEC thereunder. Additionally, the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would result any required filing and clearance under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) if one has not been made and pre-approval obtained (or any applicable waiting period shall have lapsed). If Holder or the Company determines that the issuance of Warrant Shares is subject to notification under the HSR Act, each of Holder and the Company agrees to (i) file its respective notification under the HSR Act within ten (10) Business Days of Holder or the Company informing the other party of its determination that a notification is required in connection with such exercise; (ii) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (iii) prepare and make any submission required to be filed by the Company or Holder, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. The Company shall pay the costs of any required filing fees for any such submissions under the HSR Act.

(b)This Section 11 shall not restrict the number of shares of Class A Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Liquidation Transaction as contemplated in Section 9 of this Warrant.

21.No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

22.Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e- mail address specified below prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified below on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

23.Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

24.Miscellaneous.

(a)No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)Authorized Shares.

(i)Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Liquidation Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding.

(e)Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND

SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GROVE COLLABORATIVE HOLDINGS, INC.

By:         Name:          Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Class A Common Stock under the Warrant] Ladies and Gentlemen:
1.The undersigned is the Holder of Warrant No.     (the “Warrant”) issued by Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.
2.The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.
3.The Holder intends that payment of the Exercise Price shall be made as (check one):
Cash Exercise

“Cashless Exercise” under Section 10 of the Warrant

4.If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $    in immediately available funds to the Company in accordance with the terms of the Warrant.
5.Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.
6.By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Class A Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) or Section 11(b), as applicable, of the Warrant to which this notice relates.
Dated:

Name of Holder:

By:         Name:          Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

ANNEX B NOTICE OF CONVERSION
(TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Preferred Stock,
$0.0001 par value per share (the “Series A Preferred Stock”), of Grove Collaborative Holdings, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), of the Corporation, according to the conditions hereof, as of the date written below. If shares of Class A Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be reasonably required by the Corporation. No fee will be charged to the Holders for any conversion of Series A Preferred Stock, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of shares of Series A Preferred Stock owned prior to Conversion: Number of shares of Series A Preferred Stock to be Converted:
Stated Value of shares of Series A Preferred Stock to be Converted: $ Number of shares of Class A Common Stock to be Issued: Conversion Price: $
Number of shares of Series A Preferred Stock subsequent to Conversion:
Address for Delivery:      or
DWAC Instructions:
Broker Name:
Broker DTC Participant no: Account no:
Broker Contact #: [HOLDER]

By:      Name:      Title: